U. S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15 (D) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported):  December 30, 1997
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                         PREMIER BANCSHARES, INC.
          (Exact Name of Premier Bancshares as Specified in its Charter)


     Georgia                            0-24528             58-1793778
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(State or Other Jurisdiction of     (Commission File     (I.R.S. Employer
Incorporation or Organization)      Number)              Identification No.)


2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia      30326
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:       404-814-3090
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          (Former Name or Former Address, if Changed Since Last Report)



Item 4.     Changes in Registrant's Certifying Accountant

     (a) On December 29, 1997, on the recommendation of the Audit Committee of Premier Bancshares' Board of Directors and the approval of Premier Bancshares' Board of Directors, Premier Bancshares retained Ernst & Young, LLP, Atlanta, Georgia ("E&Y"), to replace Mauldin & Jenkins, LLC, ("M&J") as the certifying accountant for Premier Bancshares's consolidated financial statements.

     The report of M&J on the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries for the two years ended December 31, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     There were no disagreements with M&J on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any other matter requiring disclosure pursuant to Item 304 of Regulation S-K.

Premier Bancshares has requested that M&J furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 30, 1997, is filed as Exhibit 16 to this Form 8-K.

Premier Bancshares had not previously retained or consulted E&Y with respect to the application of accounting principles to any transaction, the type of audit opinion that might be rendered on Premier Bancshares' consolidated financial statements, or as to any matter that was either the subject of a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or a reportable event (as described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K).


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibit 16.

          Mauldin & Jenkins, LLC, Atlanta, Georgia, Letter on Change in Certifying Accountant



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PREMIER BANCSHARES, INC.



                              By:  /s/ Darrell D. Pittard
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                                   Darrell D. Pittard
                                   Chairman & Chief Executive Officer